EXHIBIT 5.1

OPINION OF RONALD A. WOESSNER

[ZIX CORPORATION LETTERHEAD]

October 8, 2004

Zix Corporation
2711 North Haskell Avenue
Suite 2300, LB 36
Dallas, Texas 75204-2960

Ladies and Gentlemen:

     I have acted as General Counsel to Zix Corporation, a Texas corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,333,333 shares of our common stock, par value $.01 per share (the “Shares”), issued from time-to-time by the Company and acquired from time-to-time by the selling shareholder described in a pre-effective amendment to a registration statement of the Company on Form S-3 (the “Registration Statement”) covering the Shares. The Registration Statement is to be filed with the Securities and Exchange Commission on or about October 11, 2004.

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In connection with this opinion, I have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as I have deemed necessary or advisable for the purposes of this opinion. I have assumed that all signatures on all documents presented to me are genuine, that all documents submitted to me as originals are accurate and complete, and that all documents submitted to me as copies are true and correct copies of the originals thereof. I have also relied upon such other certifications of public officials, corporate agents and officers of the Company, and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

     Based on the foregoing, I am of the opinion that the Shares have been validly issued and are fully paid and nonassessable. I consent to the use of this opinion as an exhibit to the Registration Statement and to being named in the prospectus.

Very truly yours,

/s/ Ronald A. Woessner

Ronald A. Woessner
Senior Vice President, General Counsel and Secretary for Zix Corporation